Exhibit 99.1

Sky Harbour Announces Increase to Recent Registered Direct Common Stock Placement, Updates Investor Conference Calendar, and Announces Filing of Construction Reports

WEST HARRISON, N.Y.--(BUSINESS WIRE)--Sky Harbour Group Corporation (NYSE: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home Base Operator (“HBO”) campuses for business aircraft, announced its calendar of investor conferences for the next two months, the filing of its monthly construction reports and a $10 million increase of its recent registered direct common stock placement with an additional strategic investor.

Investor Conference Calendar

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Boston Omaha (NYSE: BOC) Annual Shareholder Meeting on August 21, 2026. As part of BOC’s annual shareholder meeting, representatives of the Company will attend and present today an overview of the economics behind the Company’s business model. The presentation was filed yesterday with the SEC and is accessible at the following link:

https://www.sec.gov/Archives/edgar/data/1823587/000143774926028634/ysac20260819_8k.htm

●	Evercore Virtual Real Estate Investor Conference on September 9-11, 2026.
●	Lake Street Capital Markets 10th Annual Best Ideas Growth Conference in New York, NY on September 9-10, 2026.
●	D.A. Davidson Annual Diversified Industrials & Services Conference in Nashville, TN on September 23-25, 2026.
●	Noble Capital Markets Virtual Equity Investor Conference on October 1–2, 2026.
●	Maxim Group Annual Growth Summit in New York, NY on October 13–14, 2026.

Construction Reports

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As per the Continuing Disclosure Agreements with the Series 2021 and Series 2026 bondholders, we filed yesterday with EMMA/MSRB our monthly construction reports for Portfolio I and Portfolio II. Please see the following links to access the filings:

https://emma.msrb.org/P22083138-P21582524-P22043785.pdf

https://emma.msrb.org/P22083158-P21582534-P22043795.pdf

Equity Issuance Upsized

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The Company has executed a third stock purchase agreement as part of the Registered Direct Common Stock Placement that closed last week. An additional one million shares will be sold to M-Cor Capital LLC at $10.00 per share, with the closing expected on or before August 26th, 2026.

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The two investors in the initial tranche of the Registered Direct Common Stock Placement have provided waivers to the Company’s 90-day lock-up agreement that went into effect last Wednesday. The Company does not expect to seek additional waivers.

●	The additional $10 million in proceeds is expected to be used to support future hangar developments and other corporate purposes.

CEO Tal Keinan commented: “We appreciate our ongoing partnership with M-Cor, and welcome this additional investment. The M-Cor team’s detailed understanding of the Sky Harbour business, together with its standing in the business aviation community, contributes greatly to our Site Acquisition and Leasing missions.”

About Sky Harbour

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases, and manages general aviation hangar campuses across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate residents with the best physical infrastructure in business aviation, coupled with dedicated service, tailored specifically to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of SHG, including statements regarding our expectations for future results, our expectations for future ground leases, our plans for future capital raising activity, the transactions contemplated by the letter of intent, our expectations on future construction and development activities and lease renewals, and our plans for future financings. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2025 and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco X. Gonzalez